Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2012, relating to the financial statements of Altisource Asset Management Corporation (a development stage company) appearing in the Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 5, 2012 for the period March 15, 2012 (date of inception) to September 30, 2012.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

January 7, 2013